YOUTHSTREAM MEDIA NETWORKS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     Youthstream Media Networks, Inc., a Delaware corporation with its principal office at 28 West 23rd Street, 6th Floor, New York, N.Y. 10010 (the "Company"), hereby grants to Irwin Engelman, residing at 936 Fifth Avenue, New York, N.Y. 10021 (the "Executive"), pursuant to the employment agreement effective October 27, 2000 between the Company and the Executive (the "Employment Agreement"), an option to purchase up to 100,000 shares of the Company's common stock, par value $.01 per share, at the price of $1.875 per share, on the terms and conditions set forth in this agreement.

     The Company and the Executive intend this not to be an incentive stock option within the meaning of section 422 of the Internal Revenue Code.

     1. Vesting

     (a) This option shall become exercisable (i.e., shall vest) in quarterly installments of 12,500 shares per installment commencing on the first day of each of February, May, August, and November, beginning February 1, 2001, except that the last installment shall vest on October 31, 2002; provided that the Executive is employed by the Company or any Affiliate on that date. To the extent this option is not vested at the time of termination of the Executive's employment by the Company and its Affiliates, upon termination of the Executive's employment the option shall be non-exercisable and shall be canceled. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date. This option shall expire on, and may not be exercised after, October 26, 2010 ("Termination Date").

     (b) Notwithstanding the provisions of section 1(a), if the Executive's employment is terminated by the Company prior to October 31, 2002 for any reason other than for cause or as a result of the Executive's death or disability, or if the Executive's employment is terminated by him prior to October 31, 2002 for Good Reason (the terms "cause" and "Good Reason" being defined in the Employment Agreement), the option shall be deemed fully vested as of the effective date of termination and may be exercised on and after that date (until expiration of the time for exercise of the option as provided in section 2(a)) for all of the 100,000 shares subject to the option.


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     2. Exercise.

     (a) This option shall be exercisable (to the extent vested) during the continuance of the Executive's employment and shall be exercisable after termination of the Executive's employment only as follows:

          (i) if the Executive's employment by the Company and its Affiliates terminates by reason of his disability, this option may be exercised by him, to the extent that it was exercisable at the date of termination of employment, within one year after the date of termination of employment, but not later than the Termination Date;

          (ii) if the Executive dies during his employment, this option may be exercised (by the person or persons to whom his rights under this option pass by his will or by the laws of descent and distribution) at any time within one year after the date of his death, but not later than the Termination Date, for that number of shares that the Executive was entitled to purchase at the time of his death;

          (iii) if the Executive's employment by the Company and its Affiliates is terminated by the Company without cause or is terminated by the Executive for Good Reason, this option may be exercised by him, to the extent that it was exercisable at the date of termination of employment, within ninety days after the date of termination of employment or within two years after this date, whichever is later, but not later than the Termination Date;

          (iv) if the Executive's employment by the Company and its Affiliates is voluntarily terminated by the Executive other than for Good Reason this option may be exercised by him, to the extent that it was exercisable at the date of termination of employment, within thirty days after the date of termination of employment, but not later than the Termination Date; and

          (v) if the Executive's employment is terminated by the Company for cause, this option and all rights under it, to the extent those rights have not been exercised, shall thereupon terminate. The determination by the Company's board of directors of the reason for termination of the Executive's employment shall be binding and conclusive on the Executive, provided that the board acts unanimously (excluding the Executive if he is then on the board) and in good faith.

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     (b) This option may be exercised, in whole or in part, at any time or from time to time prior to expiration of the time for exercise of the option as provided in section 2(a). If a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares subject to this option, upon exercise of the option the Executive must furnish the Company with such representations and agreements as the Company may require to prevent disposition of the shares in violation of the Securities Act of 1933; in that event, the Company may place upon any stock certificate an appropriate legend referring to the restriction on disposition under the Securities Act of 1933.

     3. Method of Exercise. Subject to the provisions of sections 1 and 2 above, this option may be exercised by written notice to the Company specifying the number of shares as to which the option is exercised. Each such notice shall be accompanied by payment in full of the purchase price for the shares to be purchased, as follows: (i) by check, bank draft or money order payable to the order of the Company; (ii) if the Company's common stock is then traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through a "cashless exercise" procedure whereby the Executive delivers irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Company (including, but not limited to, the relinquishment of stock options or by payment in full or in part in the form of the Company's common stock owned by the Executive for a period of at least six months (and for which the Executive has good title free and clear of any liens and encumbrances) based on the fair market value of the Company's common stock on the payment date as determined by the Company). No shares of the Company's common stock shall be issued until payment has been made or provided for in accordance with this provision.

     4. Restriction on Transfer of Option. Except as otherwise provided below, this option may not be transferred other than by will or by the laws of descent and distribution and, during the lifetime of the Executive, may be exercised only by him. In addition, this option may not be assigned, negotiated, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the option or in the event of any levy upon the option by reason of any execution, attachment or similar process contrary to the provisions of this option agreement, the option shall immediately become null and void.

     5. Changes in Common Stock.

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     (a) The existence of this option shall not affect in any way the right or power of the Company's board of directors or stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Company's common stock or this option, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or any other corporate act or proceeding.

     (b) Subject to the provisions of section 5(d), if there is any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization or otherwise, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any common stock or securities convertible into common stock, or any other corporate transaction or event having a similar effect and effected without receipt of consideration by the Company, the number and kind of shares or other property to be issued upon exercise of this option and the purchase price shall be appropriately adjusted consistent with such change in such manner as the Company's board of directors may deem equitable to prevent substantial dilution or enlargement of the Executive's rights under this agreement, and any such adjustment determined by the board in good faith shall be final, binding and conclusive on the Company and the Executive. The Company promptly shall notify the Executive of any adjustment under this section 5.

     (c) Fractional shares of the Company's common stock resulting from any adjustment pursuant to Section 5(a) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

     (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding common stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets ("Acquisition Events"), the Company's board of directors may, in its sole discretion, terminate this option, effective as of the date of the Acquisition Event, by delivering notice of termination to the Executive at least 30 days prior to the date of consummation of the Acquisition Event; in that event, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, the Executive shall have the right to exercise this option for all of the shares then subject to the option (without regard to any limitations on exercisability otherwise contained in this

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agreement), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event and, if for any reason the Acquisition Event does not take place within a specified period after notice of the Acquisition Event, any exercise of this option pursuant to that notice shall be void. If an Acquisition Event occurs but the Company's board of directors does not terminate this option pursuant to this section 5(d), the provisions of section 5(b) shall apply.

     6. Administration. This agreement shall be administered and interpreted by the Company's board of directors. The determinations of the board with respect to any matter relating to this agreement shall be final, conclusive and binding on the Company and on the Executive and their respective executors, administrators, successors and assigns.

     7. Certain Rights Not Conferred by Option.

     (a) Nothing in this agreement shall (i) give the Executive any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate the Executive's employment at any time, (ii) limit the right of the Company's board of directors to manage the Company's business and affairs (including the authorization of the issuance of additional shares and the determination of the nature and amount of liabilities and obligations incurred by the Company or its Affiliates) without regard for the effect of any action upon the Executive or upon the value of the shares subject to, or acquired upon exercise of, this option, or (iii) give the Executive any claim against the Company or any of its officers or directors with respect to any action or omission relating to the Company's business or affairs, whether or not that action or omission affects the value of the shares subject to, or acquired upon exercise of, this option.

     (b) The Executive shall not, by virtue of holding this option, be entitled to any rights of a stockholder in the Company. The Executive shall not be considered a record holder of any shares purchased upon exercise of the option until the date on which he is actually recorded as a holder of the shares upon the Company's stock records.

     8. Expenses. The Company shall pay all fees and expenses necessarily incurred by the Company in connection with the issuance of the Company's shares pursuant to this option. If the Company shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of shares pursuant to the exercise of this option, the Executive shall make available to the Company sufficient funds to meet the withholding requirements and the Company shall

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be entitled to take and authorize any steps it deems advisable in order to have those funds made available to the Company out of any funds or property due or to become due to the Executive.

     9. Notices. Any notice or other communication under this agreement shall be in writing and shall be considered given when delivered personally or three days after being mailed by registered mail, return receipt requested, to the parties at their respective addresses set forth above (or at such address as a party may specify by notice to the other). Any notice to the Company shall be addressed to the attention of the Company's President.

     10. Complete Agreement; Governing Law; Amendment. This agreement contains a complete statement of all of the arrangements between the parties with respect to the option provided for in this agreement. This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York and cannot be changed or terminated orally. To the extent possible, the parties to this agreement intend that the agreement should be interpreted consistently with the terms and conditions of the Company's 2000 Stock Incentive Plan.

     11. Definition of "Affiliate." As used in this agreement, the term "Affiliate" means each of the following: (i) any subsidiary corporation within the meaning of section 424(f) of the Internal Revenue Code of 1986; (ii) any parent corporation within the meaning of section 424(f) of the Internal Revenue Code of 1986; (iii) any corporation, trade or business (including, but not limited to, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an "Affiliate" by the Company's board of directors.

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     12. Headings. The headings in this agreement are solely for convenience of reference and shall not affect its interpretation.

                               Youthstream Media Networks, Inc.



                               By: /s/ JAMES G. LUCCHESI
                                  ------------------------------------------
                                       James G. Lucchesi
                                       President and Chief Executive Officer

AGREED:

/s/ IRWIN ENGELMAN
-------------------
    Irwin Engelman

Date:  10/30/00
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